Exhibit 1.4

Copenhagen – December 2023 Our ref 064945-0022 Doc.no. 30972442.1 Sebastian Christmas Poulsen

Subscription form

Related to an increase of the share capital in Joe & The Juice Holding A/S (the “Company”) to be approved on the extraordinary general meeting in the Company on 9 January 2023.

The proposal to increase the share capital appears from the notice dated 23 December 2022.

The undersigned shareholder hereby subscribes for new shares in the Company as follows:

Number of A-shares		xx,xxx
Number of B-shares		xx,xxx
Total number of shares		xx,xxx
Nominal share capital amount	DKK	xxx
Amount to be contributed	DKK	xx,xxx.xx

The new shares will be split between A-shares and B-shares in accordance with the so-called “Institutional Strip” where 30 per cent are A-shares and 70 per cent are B-shares. Each share has a nominal value of DKK 0.01.

The subscription price per A-share is DKK 0.811 and per B-share DKK 0.50.

The subscription amount filled out above is the maximum amount as per the allocations and calculations made in connection with the capital increase. If the shareholder wishes to subscribe for a smaller number of shares, please check the box below. Please note that the split between A and B-shares must equal 30 percent A-shares and 70 percent B-shares:

☐ I wish to subscribe for shares as follows:

Number of A-shares
Number of B-shares
Total number of shares
Nominal share capital amount	DKK
Amount to be contributed [number of A-shares times DKK 0.811 + number of B-shares times DKK 0.5]	DKK

Date: ____ ___________ 2023

Shareholder’s name:	Signature:

Please complete this form and forward it to scp@bechbruun.com at your earliest convenience and no later than 3 January 2023.

The amount to be contributed shall be paid in to Bech-Bruun’s client account reg.no. 4928, account number 4110 505094, IBAN no. DK90 3000 4110 5050 94, S.W.I.F.T. DABADKKK no later than 9 January 2023.

Please mark the transfer: “064945-0022 – subscription for shares by [your name]”.

Copenhagen Denmark • Aarhus Denmark • Shanghai China

T +45 72 27 00 00 • E info@bechbruun.com • Law Firm P/S • CVR-No. 38538071 • www.bechbruun.com